EXHIBIT 99.1

LION, INC

FOR IMMEDIATE RELEASE

CONTACTS:	Dave Stedman
Interim CEO
LION, Inc.
800-546-6463

LION ANNOUNCES FORMATION OF STRATEGIC REVIEW COMMITTEE

Seattle, WA – June 27 2007—LION, Inc. (OTC Bulletin Board: LINN), a provider of online lead generation and advanced business solutions that streamline the mortgage loan fulfillment process, today reported that the Board of Directors of LION acted to form a Strategic Review Committee to evaluate the Company’s strategic options to review all inquiries that come to LION from investment banking firms, industry leaders and affiliates and to work in consultation with any financial advisor or investment banker retained. The Company has received preliminary and conditional indications of interest from parties proposing to acquire portions of the Company. There can be no assurance that any of these indications of interest will result in a sale of all or a portion of the Company or any other transaction.

“Our commitment to provide the best return for our shareholders remains a high priority”, stated Chairman, Jack McMillan. “It was important to create this new committee to put a more formal process in place to review our strategic alternatives in a thorough and timely manner while we allow the management team to focus on returning the company to profitability and positive cash flow in the 4th quarter.”

About LION, Inc.

LION, Inc. is a provider of advanced business solutions that streamline the mortgage loan fulfillment process in the over $2.5 trillion mortgage industry. From Leads to Loans to Capital Markets, LION offers consistent, seamless business solutions to consumers, brokers, realtors, originators and lenders. LION provides an integrated technology platform offering online loan productivity, mortgage pipeline hedging and risk management, software development and data communication tools. LION’s business to consumer Internet portal, Mortgage101.com, provides consumers with access to LION’s extensive proprietary network of mortgage brokers, realtors and lenders. Through its subsidiary, Tuttle Risk Management Services LLC, LION provides hands-on mortgage pipeline risk management for financial institutions that originate and then sell loans into the secondary market. LION has offices in Washington, California and Colorado and has been named by Deloitte & Touche LLP as one of the 50 fastest growing technology companies in the State of Washington for the last 3 years. For more information about LION, please visit www.lioninc.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: interest rate changes; housing and consumer trends affecting home purchases; the management of our potential growth; our ability to integrate newly acquired assets and product lines; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of June 27, 2007, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.